Exhibit 10.6

FIFTH AMENDMENT TO FORBEARANCE AGREEMENT

THIS FIFTH AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”) is entered into this 15th day of October, 2009, by and among HERCULES TECHNOLOGY GROWTH CAPITAL, INC. a Maryland corporation (“Lender”), and INFOLOGIX, INC., a Delaware corporation (“Infologix”), Infologix Systems Corporation, a Delaware corporation (“ISC”), EMBEDDED TECHNOLOGIES, LLC, a Delaware limited liability company (“Embedded”), OPT ACQUISITION, LLC, a Pennsylvania limited liability company (“OPT”) and Infologix — DDMS, Inc. a limited liability company (“DDMS”, and collectively with Infologix, ISC, Embedded and Opt, “Borrower”).  Capitalized terms used herein without definition shall have the same meanings given them in the Forbearance Agreement (as defined below).

RECITALS

A.            Borrower and Lender have entered into that certain Loan and Security Agreement dated as of May 1, 2008, as amended by the Amendment No. 1 to the Loan and Security Agreement dated as of November 19, 2008 and theAmendment No. 2 to the Loan and Security Agreement dated as of May 31, 2009 (as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.            Borrower and Lender have entered into that certain Forbearance Agreement dated as of July 31, 2009, as amended by the Amendment to Forbearance Agreement, dated as of August 14, 2009, the Second Amendment to Forbearance Agreement dated as of August 20, 2009, the Third Amendment to Forbearance Agreement dated as of September 23, 2009, and the Fourth Amendment to Forbearance Agreement dated as of September 30, 2009 (as so amended, the “Forbearance Agreement”), pursuant to which Lender agreed to forbear from exercising its remedies under the Loan Agreement as a result of the Specified Default, subject to the terms and conditions, and for the period specified in the Forbearance Agreement.

C.            Borrower and Lender have agreed to amend the Forbearance Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.             AMENDMENTS.

Section 1.1            Amendments to Recitals.  Recital D of the Forbearance Agreement is deleted in its entirety and replaced with the following new Recital D:

Pursuant to Section 7.24 of the Loan Agreement, the Fundamental Event Closing was to have occurred on or before July 31, 2009.  The Fundamental Event Closing has not occurred by such date and, as a result an Event of Default has occurred and is continuing under Section 9.2 of the Loan Agreement.  Pursuant to Section 7.20(c) of the Loan Agreement, Borrower shall maintain at all times unrestricted Cash on hand of not less than $2,500,000 (as reduced during the Forbearance Period pursuant to the Forbearance Agreement to $1,500,000).

The Borrower has failed to maintain at all times unrestricted Cash on hand of not less than $1,500,000 during the period of July 31, 2009 through October 9, 2009 and, as a result an Event of Default has occurred and is continuing under Section 9.2 of the Loan Agreement.  The foregoing Events of Default are hereinafter referred to, collectively, as the “Specified Covenant Default”.  Pursuant to Section 7.23 of the Loan Agreement, Borrower was required to pay Lender the remaining balance of the Restructuring Fee in the amount of $160,000 on the earliest of (i) September 30, 2009, (ii) the acceleration of the Secured Obligations and (iii) payment in full of the Secured Obligations.  Borrower has failed to make the required payment of $160,000 by such date and, as a result, an Event of Default has occurred and is continuing under Section 9.1 of the Loan Agreement (the “Specified Payment Default” and, collectively with the Specified Covenant Default, the “Specified Default”).

Section 1.2 — Amendment to Forbearance.  Section 1 of the Forbearance Agreement is deleted in its entirety and replaced with the following:

“1.           Forbearance.  Absent the occurrence of any failure by Borrower to perform its obligations set forth in the Agreement, Lender agrees to forbear from exercising any remedies available to it under the Loan Agreement, any of the other Loan Documents or Article 9 of the Uniform Commercial Code, including without limitation any right of set-off, from the date of this Agreement through and including the earlier of (i) November 12, 2009 and (ii) the occurrence of a Forbearance Termination Event (as defined below) (such period, the “Forbearance Period”).”

Section 1.3 — Amendment to Forbearance Termination Events.  Section 2 of the Forbearance Agreement is hereby amended by amending and restating in its entirety clause (v) of such Section 2 as follows:

(v)           an Event of Default (other than the Specified Default) occurs pursuant to the Loan Documents, provided that (a) Borrowers shall not be in default under Section 7.20(c) of the Loan Agreement so long as Borrowers maintain unrestricted Cash at all times during the Forbearance Period of not less than $750,000 and (b) Borrower’s entry into this Agreement and Borrower’s taking the actions contemplated in this Agreement (including, without limitation, the actions set forth on Schedule A hereto) shall not constitute an Event of Default under the Loan Documents.

2.             BORROWER’S REPRESENTATIONS AND WARRANTIES.  Each Borrower represents and warrants that:

(a)           Borrower has the corporate or limited liability company power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents and the Agreement, as amended by this Amendment;

(b)           the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents and the

Agreement, as amended, have been duly authorized by all necessary corporate and limited liability company action on the part of Borrower;

(c)           this Amendment has been duly executed and delivered by Borrower and the Agreement, as amended by this Amendment is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.             LIMITATION.  The amendments and forbearances set forth in this Amendment and the Agreement, as amended hereby, shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement and the other Loan Documents shall continue in full force and effect.

4.             EFFECTIVENESS.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1          Amendment.  Borrower and Lender shall have duly executed and delivered this Amendment to Lender.

4.2.          Fee Letter.  Borrower shall deliver to Lender a duly executed fee letter relating to the proposed restructuring described in the Summary of Revised Indicative Terms and Conditions for the InfoLogix Restructuring Proposal, dated October 14, 2009, such fee letter to be in form, scope and substance satisfactory to Lender.

5.             REAFFIRMATION OF RELEASE. In consideration of the foregoing, Borrower and its successors, assigns, agents, and subsidiaries (collectively, the “Releasors”), as applicable, release and forever discharge Lender, and its parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively, together with Lender, the “Releasees”), of and from any and all manner of action and actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands arising out of the Loan Agreement and the other Loan Documents, asserted or unasserted, in law or in equity, against any of the Releasees which any Releasor ever had or now has on the date hereof, upon or by reason of any manner, cause, causes or thing whatsoever, whether presently existing, suspected, known, unknown, contemplated or anticipated.  Releasors specifically agree, represent, and warrant that the matters released herein are not limited to matters which are known or disclosed, and Releasors hereby waive any and all rights and benefits which Releasors now have, or in the future may have, conferred upon Releasors by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

6.             COUNTERPARTS.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

7.             INTEGRATION.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Lender with respect to Borrower shall remain in full force and effect.

8.             GOVERNING LAW; VENUE.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

INFOLOGIX, INC.

By:	/s/ John A. Roberts

Name: Jay Roberts

Title: Chief Financial Officer

INFOLOGIX SYSTEMS CORPORATION

By:	/s/ John A. Roberts

Name: Jay Roberts

Title: Chief Financial Officer

OPT ACQUISITION, LLC

By:	/s/ John A. Roberts

Name: Jay Roberts

Title: Chief Financial Officer

EMBEDDED TECHNOLOGIES, LLC
By: INFOLOGIX, INC. its sole member

By:	/s/ John A. Roberts

Name: Jay Roberts

Title: Chief Financial Officer

INFOLOGIX — DDMS, INC.

By:	/s/ John A. Roberts

Name: Jay Roberts

Title: Chief Financial Officer

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Matitsch

Name: K. Nicholas Martitsch

Title: Associate General Counsel